                                                              Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the January 12, 1996 Registration Statement on Form S-8 of our report, dated January 19, 1996, on the financial statements of Richey Electronics, Inc. as of December 31, 1994 and 1995 for each of the three years in the period ended December 31, 1995, which appears on page 25 of Form 10-K of Richey Electronics, Inc. for the year ended December 31, 1995.

                                   McGladrey & Pullen, LLP


Pasadena, California
March 27, 1996